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                         [DELOITTE & TOUCHE LETTERHEAD]



March 3, 2000



Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments included under "Change in Accountants" of the Registration Statement of Saba Software, Inc. on Form S-1 dated March 3, 2000.

Yours truly,

/s/ DELOITTE & TOUCHE LLP
-------------------------
Deloitte & Touche LLP